UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

        May 2, 2007

OPES EXPLORATION INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51707 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
9620 Williams Road, Richmond, British Columbia, Canada (Address of principal executive offices)		V7A 1H2 (Zip Code)

Registrant’s telephone number, including area code  (604) 723-9660

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.

Entry into a Material Definitive Agreement.

Pursuant to the terms and conditions of a management agreement, Opes Exploration Inc. has retained the continued services of Ken Ralfs for a term of 12 months beginning May 1, 2007 and expiring on April 30, 2008.  Mr. Ralfs will continue to provide his services as the president and chief executive officer of Opes Exploration Inc. and his business management expertise to Opes Exploration Inc. in connection with its business activities.  Opes Exploration Inc. will pay Mr. Ralfs CDN$3,000 per month for providing such services and will reimburse Mr. Ralfs for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement.  Either party may terminate the agreement with 30 days’ notice.  See Exhibit 10.3 – Management Agreement for more details.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.3, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.3 is incorporated herein by reference.

Form 8-K	Opes Exploration Inc.	Page 2

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description
10.3	Management agreement dated May 1, 2007, between Opes Exploration Inc. and Ken Ralfs.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Opes Exploration Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

OPES EXPLORATION INC.

/s/ Ken Ralfs

Dated:  May 2, 2007

By:

Ken Ralfs – CEO & President

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Form 8-K	Opes Exploration Inc.	Page 3

Exhibit 10.3

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT dated for reference May 1, 2007 is between Opes Exploration Inc., a Nevada corporation (“Opes”) with an office at 9620 Williams Road, Richmond, British Columbia, V7A 1H2, and Ken Ralfs, of 9620 Williams Road, Richmond, British Columbia, V7A 1H2.

WHEREAS Mr. Ralfs has been providing services as president and chief executive officer of Opes since January 2007, AND WHEREAS Mr. Ralfs agreed to continue to provide such services, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, and the following mutual promises, the parties agree that:

1.

Services.  Mr. Ralfs has been providing his services as the president and chief executive officer of Opes and his business management expertise to Opes in connection with its business activities since January 2007 and will continue to provide such services for the term of this agreement.

2.

Compensation.  Opes will pay Mr. Ralfs CDN$3,000 dollars per month for the term of this agreement.

3.

Expenses.  Opes will reimburse Mr. Ralfs for any reasonable out-of-pocket expenses that he incurs in fulfilling the terms of this agreement.

4.

Term.  The term of this agreement will be 12 months and this agreement will expire on April 30, 2008.

5.

Confidentiality.

a.

Mr. Ralfs will hold in the strictest confidence any information about Opes or any other affiliated entity that he acquires in the performance of his duties under this agreement or otherwise, unless Opes or an affiliate has publicly disclosed the information or authorized Mr. Ralfs to disclose it in writing, and will use his best efforts and precautions to prevent the unauthorized disclosure of confidential information.  This confidentiality provision survives the termination of this agreement and Mr. Ralfs’ office as president and chief executive officer.

b.

Mr. Ralfs acknowledges the importance and value of confidential information, that the unauthorized disclosure of any confidential information could cause irreparable harm to Opes or its affiliates, and that monetary damages are an inadequate compensation for Mr. Ralfs’ breach of this agreement.   Accordingly, Opes and its affiliates may, in addition to and not in limitation of any other rights, remedies or damages available to it in law or equity, obtain a temporary restraining order, a preliminary injunction or a permanent injunction in order to prevent Mr. Ralfs from breaching or threatening to breach this agreement.

6.

Representations and warranties.  Mr. Ralfs represents and warrants that he has the management skills and experience required to fulfil the duties of president and chief executive officer of Opes and to advise Opes on its business activities.

7.

Termination.  Either party may terminate this agreement any time for any reason by delivering a written notice of termination to the other party 30 days before the termination date.   Opes will only be liable to pay Mr. Ralfs for the 30 days.

8.

No waiver.  No failure or delay of Opes in exercising any right under this agreement operates as a waiver of the right.  Opes’s rights under this agreement are cumulative and do not preclude Opes from relying on or enforcing any other legal or equitable right or remedy.

9.

Time.  Time is of the essence.

Management Agreement	2/ 2

10.

Jurisdiction.  This agreement is governed by the laws of the State of Nevada.

11.

Severability.  If any part of this agreement that is held to be void or otherwise unenforceable by a court or proper legal authority, then that part is deemed to be amended or deleted from this agreement, and the remainder of this agreement is valid or otherwise enforceable.

12.

Notice.  Any notice required by or in connection with this agreement be in writing and must be delivered to the parties by hand or transmitted by fax to the address and fax number given for the parties in the recitals.  Notice is deemed to have been delivered when it is delivered by hand or transmitted by fax.

13.

Counterparts.  This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES’ SIGNATURES below are evidence of their agreement.

Opes Exploration Inc.

Per:
/s/ Gordon Racette	/s/ Ken Ralfs

Authorized Signatory	Ken Ralfs